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EXHIBIT 99A.3
COMBINED BALANCE SHEETS                U S WEST COMMUNICATIONS GROUP
(UNAUDITED)
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                                                   Year Ended
                                                   December 31,
In millions                                      1995        1994
----------------------------------------   -------------------------
ASSETS
Current assets:
 Cash and cash equivalents                         $172        $116
 Accounts and notes receivable                    1,617       1,500
 Inventories and supplies                           193         166
 Deferred tax asset                                 259         300
 Other                                               51          56
                                           -------------------------
   Total current assets                           2,292       2,138
                                           -------------------------

Property, plant and equipment - net              13,529      13,041
Other assets                                        764         765
                                           -------------------------
   Total assets                                 $16,585     $15,944
                                           =========================

LIABILITIES AND EQUITY

Current liabilities:
 Short-term debt                                 $1,065      $1,608
 Accounts payable                                   851         888
 Dividends payable                                  254         250
 Other                                            1,437       1,462
                                           -------------------------
   Total current liabilities                      3,607       4,208
                                           -------------------------

Long-term debt                                    5,689       4,516
Postretirement and other postemployment
 benefit obligations                              2,351       2,427
Deferred taxes, credits and other                 1,462       1,614

Communications Group equity                       3,476       3,179
                                           -------------------------
   Total liabilities and equity                 $16,585     $15,944
                                           =========================
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